UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2007
eTelecare Global Solutions, Inc.
(Exact name of registrant as specified in its charter)
001-33362
(Commission File Number)

Philippines (State or other jurisdiction of incorporation)	98-0467478 (I.R.S. Employer Identification No.)
31st Floor CyberOne Building, Eastwood City, Cyberpark,
Libis, Quezon City 1110
Philippines
(Address of principal executive offices, with zip code)
63 (2) 916 5670
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 11, 2007, Ramon del Rosario Jr. resigned from eTelecare Global Solutions, Inc. (the “Company”) Board of Directors.
On October 11, 2007, the Board of Directors appointed Jaime G. del Rosario, 53, to the Company’s Board of Directors and to the Company’s Audit Committee and the Company’s Nominating and Corporate Governance Committee. From 1994 to his retirement in September 2002, Jaime del Rosario served as the president and managing director of the Philippine operations of Accenture Ltd., formerly known as Andersen Consulting. Mr. del Rosario has an undergraduate degree in Industrial Engineering from the University of the Philippines and a Master’s Degree in Computer Science from the Asian Institute of Technology in Bangkok, Thailand.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eTELECARE GLOBAL SOLUTIONS, INC.
Date: October 17, 2007	By:	/s/J. Michael Dodson
J. Michael Dodson
Chief Financial Officer